UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 12, 2004

CINCINNATI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-4604	31-0746871

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio	45014-5141

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(513) 870-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	At the regular meeting of the company’s board of directors on November 12, 2004, the board accepted Frank J. Schultheis’ request that he not stand for re-election to Cincinnati Financial Corporation and two of its insurance subsidiaries’ boards in 2005. Mr. Schultheis will complete his regular board term, which runs until the April 2005 annual meeting of shareholders. Mr. Schultheis (age 65) is the retiring president of Schultheis Insurance Agency, Inc., an Evansville, Indiana, based independent insurance agency that has represented The Cincinnati Insurance Companies since 1970.

Cincinnati Financial is not aware of any disagreements with Mr. Schultheis on any matter relating to Cincinnati Financial’s operations, policies, or practices. Mr. Schultheis is a member of the executive committee of the Cincinnati Financial board of directors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION
Date November 15, 2004	By /s/ Kenneth W. Stecher Kenneth W. Stecher Chief Financial Officer, Senior Vice President, Secretary and Treasurer (Principal Accounting Officer)